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                                                                     EXHIBIT 5.1

                              Sullivan & Cromwell
                            1888 Century Park East
                         Los Angeles, California 90067

                                                                October 19, 2000

JFAX.COM, Inc.,
   6922 Hollywood Blvd., Suite 900,
      Hollywood, CA 90028.


Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") of 11,800,000 shares and/or warrants to acquire such shares (the "Securities") of Common Stock, par value $ 0.01 per share, of JFAX.COM, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

          (1) When the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the requisite stock-holder vote approving the issuance of the Securities